HIGH-YIELD BOND PORTFOLIO
(A Portfolio of Federated Core Trust)
______________________________________________________________________________
Supplement to Part B (Statement of Additional Information) dated
February 28, 2003



Under the section entitled "Management of the Trust" please delete the biography of Kathleen M. Foody-Malus in its entirety and replace with the following:


                              Todd A.  Abraham  is Vice  President  of
Todd A. Abraham               the  Trust.   Mr.  Abraham  has  been  a
Birth Date: February 10, 1966 Portfolio  Manager since 1995 and a Vice
VICE PRESIDENT                President  of the Fund's  Adviser  since
Began serving:  May 2003      1997. Mr.  Abraham  joined  Federated in
                              1993  as  an   Investment   Analyst  and
                              served as Assistant  Vice President from
                              1995 to 1997.  Mr.  Abraham  served as a
                              Portfolio  Analyst  at  Ryland  Mortgage
                              Co.  from  1992-1993.  Mr.  Abraham is a
                              Chartered    Financial    Analyst    and
                              received his M.B.A. in Finance from Loyola College.










Cusip 31409N101
30033 (1/04)



                                                                January 30, 2004









FEDERATED MORTGAGE CORE PORTFOLIO
(A Portfolio of Federated Core Trust)
_____________________________________________________________________________

Supplement to Part B (Statement of Additional Information) dated
February 28, 2003



Under the section entitled "Management of the Trust" please delete the biography of Kathleen M. Foody-Malus in its entirety and replace with the following:


                              Todd A.  Abraham  has  been  the  Fund's
Todd A. Abraham               Portfolio  Manager since  inception.  He
Birth Date: February 10, 1966 is  Vice  President  of the  Trust.  Mr.
VICE PRESIDENT                Abraham  has  been a  Portfolio  Manager
Began serving:  May 2003      since 1995 and a Vice  President  of the
                              Fund's  Adviser since 1997.  Mr. Abraham
                              joined   Federated   in   1993   as   an
                              Investment   Analyst   and   served   as
                              Assistant  Vice  President  from 1995 to
                              1997.  Mr. Abraham served as a Portfolio
                              Analyst  at  Ryland  Mortgage  Co.  from
                              1992-1993.  Mr.  Abraham is a  Chartered
                              Financial   Analyst  and   received  his
                              M.B.A. in Finance from Loyola College.










Cusip 31409N200

30020 (1/04)







                                                      January 30, 2004